Exhibit 99.1
Post Holdings Announces Debt-for-Equity Exchange and Offering of BellRing Brands Common Stock by Selling Stockholders
ST. LOUIS, August 9, 2022 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced an underwritten offering (“the offering”) of 14,800,000 shares of common stock (the “offering shares”) of BellRing Brands, Inc. (“BellRing”). The offering shares, currently owned by Post, were sold by J.P. Morgan Securities LLC, Barclays Bank Plc, Citicorp North America, Inc., Goldman Sachs Lending Partners LLC and Morgan Stanley & Co. LLC (collectively, the “funding incremental term loan lenders”) or their designees in connection with the entry by the Company into an Exchange Agreement, dated August 8, 2022 (the “Exchange Agreement”), with the funding incremental term loan lenders. Under the Exchange Agreement, the Company will transfer 14,800,000 of its shares of common stock of BellRing to the funding incremental term loan lenders (or their respective designees) to repay and retire approximately $340 million in aggregate principal amount of the Company’s previously announced incremental term loan, excluding any accrued interest, which will be paid with cash off of the Company’s balance sheet (such exchange, the “Debt-for-Equity Exchange”). Immediately after giving effect to the Debt-for-Equity Exchange, the Company will retain 4,597,339 shares of common stock of BellRing.
The offering is being made pursuant to a registration statement filed by BellRing with the U.S. Securities and Exchange Commission (the “Commission”). BellRing is not selling any shares of common stock of BellRing and will not receive any proceeds from the sale of the offering shares in the offering. The offering is expected to close on August 11, 2022, subject to customary closing conditions.
J.P. Morgan Securities LLC, Barclays Capital Inc., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as joint lead book-runners and representatives of the underwriters for the offering.
A registration statement relating to these securities has been filed with the Commission and has become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The offering is being made only by means of a prospectus supplement and an accompanying prospectus. A copy of the preliminary prospectus supplement and accompanying prospectus related to the offering may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by e-mail at prospectus-eq_fi@jpmchase.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (888) 603-5847 or by e-mail at barclaysprospectus@broadridge.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, by telephone at (866) 718-1649, Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (800) 831-9146 or Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526 or by e-mail at prospectus-ny@ny.email.gs.com. You may also obtain a copy of the preliminary prospectus supplement and accompanying prospectus, without charge, by visiting the Commission’s website at http://www.sec.gov.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, are made throughout this press release. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this press release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the Debt-for-Equity Exchange and the offering and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that the Debt-for-Equity Exchange or the offering will be completed as anticipated or at all.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories.

Contact:
Investor Relations
Matt Mainer
matt.mainer@postholdings.com
(314) 644-7618

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